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                                                                   Exhibit 10(j)

                               AMENDMENT NO. 1 TO

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                         1997 LONG-TERM PERFORMANCE PLAN

      This Amendment No. 1 to Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan (the "Plan") shall be effective as of August 8, 2003.

Section 1. Section 22 of the Plan shall be amended such that that section provides, in its entirety:

            "22. EFFECTIVE AND TERMINATION DATES

                  The Plan shall become effective on the date it is first
            approved by the holders of a majority of the Common Shares then outstanding. Unless subsequently approved by the holders of a majority of the Common Shares then outstanding, the Plan shall continue in effect until October 22, 2012 or until earlier terminated by the Board pursuant to Section 11. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards."

Section 2. The officers of the Corporation are hereby severally authorized and directed to do all things necessary and appropriate to carry out the purposes of this amendment. All actions previously undertaken by the officers of the Corporation with respect to the subject matter of this amendment are hereby ratified, confirmed and approved.

Executed at Cleveland, Ohio, this 12th day of August, 2003.

                                        APPLIED INDUSTRIAL TECHNOLOGIES, INC.


                                        By: /s/ D. L. Pugh
                                            -----------------------------------
                                            Title:  Chairman & CEO

                                        By: /s/ Fred Bauer
                                            -----------------------------------
                                            Title:  Vice President